As filed with the Securities and Exchange Commission on December 15, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	83-1482060 (I.R.S. Employer Identification No.)

111 W. 19th Street, 8th Floor
New York, New York 10011
(516) 268-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Cameron D. MacDougall, Esq.
General Counsel and Secretary
111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:
Stephen L. Burns, Esq.
Johnny G. Skumpija, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Telephone: (212) 474-1000
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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
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If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ❑
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ⌧
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ⌧ 333-236921
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❑
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ❑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ❑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	⌧
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ❑
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CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per share(1)(2)(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)
Class A common stock, $0.01 par value per share			$50,000,000	$5,455
(1)
The Registrant previously registered securities with an aggregate offering price not to exceed $250,000,000, and up to 145,050,664 shares of Class A common stock to be sold by selling securityholders, on a Registration Statement on Form S-3 (File No. 333-236921), as amended, which was declared effective on May 6, 2020 (the “Prior Registration Statement”).  In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares of the Registrant’s Class A common stock having a proposed maximum aggregate offering price not to exceed $50,000,000 is hereby being registered hereunder, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The proposed maximum offering price will be determined by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(3)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(4)
The Registrant certifies to the SEC that it has instructed its bank to pay to the SEC the filing fee of $5,455 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on December 16, 2020); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on or before December 16, 2020.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-3 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by New Fortress Energy Inc. (the “Registrant”).
This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-236921) (the “Prior Registration Statement”), which was declared effective by the Commission on May 6, 2020, and is being filed for the sole purpose of registering additional securities in amounts that do not exceed 20% of the maximum aggregate offering price of securities remaining available for issuance under the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.
The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Cravath, Swaine & Moore LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1)

24.1
Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-3 of New Fortress Energy LLC (Registration No. 333-236921), initially filed with the Securities and Exchange Commission on March 5, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 15, 2020.

New Fortress Energy Inc.

By:	/s/ Christopher S. Guinta
Name:	Christopher S. Guinta
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

*	Chief Executive Officer and Chairman (Principal Executive Officer)	December 15, 2020
Wesley R. Edens
/s/ Christopher S. Guinta	Chief Financial Officer (Principal Financial Officer)	December 15, 2020
Christopher S. Guinta
*	Chief Accounting Officer (Principal Accounting Officer)	December 15, 2020
Yunyoung Shin
*	Director	December 15, 2020
Randal A. Nardone
*	Director	December 15, 2020
C. William Griffin
*	Director	December 15, 2020
John J. Mack
*	Director	December 15, 2020
Matthew Wilkinson
*	Director	December 15, 2020
David J. Grain
*	Director	December 15, 2020
Desmond Iain Catterall
*	Director	December 15, 2020
Katherine E. Wanner

*By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Attorney in fact